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                                                                  EXHIBIT 10.6

                     UNITED STATES BANKRUPTCY COURT FOR THE
                          SOUTHERN DISTRICT OF FLORIDA

                                               Case No.: 97-22199-BKC-RBR
                                               Chapter 11


In re:
THE SINGING MACHINE COMPANY, INC.,


_________________________________ Debtor./


                     ORDER CONFIRMING DEBTOR'S AMENDED PLAN

         A hearing was held on February 26, 1998 to consider the confirmation of an amended plan, dated December 17, 1997, filed by The Singing Machine Company, Inc., under chapter 11 of the Bankruptcy Code (the "plan").

         The plan having been transmitted to creditors and equity security holders; and

         It having been determined after hearing on notice that:

         1. The plan has been accepted in writing by the creditors and equity holders whose acceptance is required by law; and

         2. The provisions of chapter 11 of the Code have been complied with and that the plan has been proposed in good faith and not by any means forbidden by law; and

         3, With respect to each impaired class of claims or interests, each holder of a claim or interest has accepted the plan, or will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. The plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that are impaired under the plan, and had not accepted the plan; and

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         4. All payments made or promised by the debtor or by a person issuing securities or acquiring property under the plan or by any other person for services or for costs and expenses in, or in connection with, the plan and incident to the case, have been fully disclosed to the court and are reasonable or, if to be fixed after confirmation of the plan, will be subject to approval of the court; and

         5. The identity, qualifications, and affiliations of the persons who are to be directors or officers, or voting trustees, if any, of the debtor, after confirmation of the plan, have been fully disclosed, and the appointment of such persons to such offices, or their continuance therein, is equitable and consistent with the interests of the creditors and equity security holders and with public policy; and

         6. The identity of any insider that will be employed or retained by the debtor and compensation to such insider has been fully disclosed; and

         7. The confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or further reorganization is proposed in the plan.

         IT IS THEREFORE:

         ORDERED that the plan is confirmed; and it is further

         ORDERED that the post-petition financing with Bankers Capital approved in this Court's Order dated September 5, 1997 is hereby ratified and shall continue with the reorganized debtor under the same terms of such Order; and it is further

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         ORDERED that the Court shall retain jurisdiction as provided in the plan until there is substantial consummation of the plan; the plan is modified if it calls for retention of jurisdiction beyond that point; and it is further

         ORDERED that the debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) within ten
(10) days of the entry of this order for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period; and the reorganized debtor shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. ss. 1930(a)(6), until the earlier of the closing of this case by the issuance of a Final Decree by the Court, or upon the entry of an Order by this Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the party responsible for paying the post-confirmation United States Trustee fees shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all the cash disbursements for the relevant period; and it is further

         ORDERED that Robert C. Furr, Esq. of Furr and Cohen, P.A., is named as disbursing agent without additional compensation; bond is waived; the disbursing agent is directed to make all first installment payments on the effective date of the plan. The disbursing agent shall, not later than sixty (60) days after this Order becomes final, file a Final Report of Estate and Motion for Final Decree Closing Case on the Court approved local form. Failure to timely file the Final Report of Estate and Motion For Final Decree Closing Case will result in the imposition of sanctions against the debtor's counsel, which may include the return of attorney's fees; and it is further

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         ORDERED, that the Court will conduct a post-confirmation status conference on June 19, 1998 at 9:30 A.M., in Courtroom 308, U.S. Courthouse, 299 East Broward Blvd., Ft. Lauderdale, FL, to determine: (i) whether the debtor has complied with he provisions of this Order, and (ii) whether the disbursing agent and the plan proponent have timely filed the required Final Report of Estate and Motion For Final Decree Closing Case. At the status conference, the Court will consider the propriety of dismissal or conversion to chapter 7, and/or the imposition of sanctions against the debtor and/or the debtor's disbursing agent for failure to timely file the Final Report of Estate and Motion For Final Decree Closing Case or for failure to comply with the provisions of this Order.

         DONE and ORDERED this 26 day of February, 1998.



                                                 /s/ Raymond B. Ray
                                                 ------------------------------
                                                 Raymond B. Ray, Judge
                                                 United States Bankruptcy Court

xc:      Attorney for Debtor
         U.S. Trustee
         ALL CREDITORS (The Debtor's counsel is directed to immediately mail a conformed copy of this Order to all creditors and parties in interest and file a certificate of mailing with the Court)

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                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:  CASE NO. 97-22199-BKC-RBR

THE SINGING MACHINE COMPANY, INC.   CHAPTER 11
Tax ID#95-3795478

                  Debtor.
----------------------------------/

                  ORDER AMENDING AMENDED PLAN OF REORGANIZATION
                   AND ORDER CONFIRMING DEBTOR'S AMENDED PLAN

         This cause came before the Court upon the Debtor's Ex-Parte Motion to Amend the Plan of Reorganization and Confirmation Order wherein the Debtor requested that the Amended Plan of Reorganization and Confirmation Order entered by this Court on February 26, 1998 be amended to provide that the record date and payable date for purposes of effectuating the reverse stock split of the Debtor's securities and the issuance of shares to those creditors that are exchanging debt for equity, be extended for fourteen (14) days from and after approval of the amendment to provide the Debtor with the opportunity to comply with the National Association of Securities Dealers, Inc. ("NASD") regulations. After review of the Motion and finding that good cause to Amend the Confirmation Order, it is

         ORDERED AND ADJUDGED as follows:

         1. The Debtor's Amended Plan of Reorganization and the Order Confirming Debtor's Amended Plan of Reorganization entered by the Court on February 26, 1998 are amended to add and include the following paragraph:

         ORDERED THAT the record date and payable date for purposes of effectuating the reverse stock split of the Debtor's securities and the issuance of shares to the creditors whose debt is being converted to stock is extended fourteen (14) days from the date of this Order to provide the Debtor with the opportunity to comply with the National Association of Securities Dealers, Inc. ("NASD") regulations.

         DONE AND ORDERED in the Southern District of Florida this 17th day of March, 1998.

                                       /s/ Raymond B. Ray
                                       -----------------------------------------
                                       RAYMOND B. RAY, Judge
                                       UNITED STATES BANKRUPTCY JUDGE


COPIES FURNISHED TO:
Robert C. Furr, Esq.
Furr and Cohen, P.A.
1499 W. Palmetto Pk.Rd.#412
Boca Raton, Florida 33486

Office of Asst. U.S. Trustee
51 S.W. 1 Avenue
Room 1204
Miami, Florida 33130

The Singing Machine Company, Inc.
3101 Northwest 25th Avenue
Pompano Beach, FL 33069

Susan Sherrill, Esq.
Securities & Exchange Commission
Branch of Reorganization
Suite 1000
3475 Lenox Road, NE
Atlanta, GA 30326-1323

David Carter, Esq.
Special Counsel to DIP
2300 Glades Road
Boca Raton, FL 33431